Exhibit 4.12
WARRANT OF TANEW HOLDINGS INC.

WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE LAWS OR (II) AN APPLICABLE EXEMPTION THEREFROM AND AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.  THIS WARRANT IS SUBJECT TO AN AGREEMENT BY THE REGISTERED WARRANTHOLDER WITH THE COMPANY NOT TO SELL THIS WARRANT FOR A PERIOD OF TWELVE MONTHS FOLLOWING THE DATE OF ISSUANCE HEREOF.

WARRANT

No. W - 2

For the Purchase of 2,750,000 Shares of Common Stock
of Excel Maritime Carriers Ltd.

(Organized under the Laws of the Republic of Liberia)

This is to certify that, for value received, Tanew Holdings Inc. or its, his or her permitted assigns (hereinafter called the "Warrantholder"), is entitled, subject to the terms and conditions hereinafter set forth, to purchase 2,750,000 shares of common stock (the "Common Stock") of Excel Maritime Carriers Ltd., a Liberian corporation (hereinafter called the "Company"), from the Company at the purchase price of $3.50 per share, and to receive a certificate or certificates for the shares so purchased.  This Warrant is first issued on March 31, 2009 (the "Original Issue Date"), and shall remain outstanding until the Termination Date (as defined below) subject to the following terms and conditions.

1.           Terms and Exercise of Warrant

(a)           Exercise Period.  Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time during the period commencing on April 1, 2009 and ending at 5:00 P.M., New York City time, on March 31, 2010 (the "Termination Date"), or if such date is a day on which banking institutions in The City of New York or in Hamilton, Bermuda are authorized by law to close, then on the next succeeding day which shall not be such a day (a “Business Day”), to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock which the Warrantholder may at the time be entitled to purchase pursuant to this Warrant.  Such shares of Common Stock and other shares that the Company may be required by the operation of Section 4 to issue upon the exercise hereof are referred to hereinafter as the "Warrant Shares."

(b)           Method of Exercise.  This Warrant shall be exercised by surrender to the Company, at its principal office at Par La Ville Place, 14 Par La Ville Road, Hamilton HM JX, Bermuda, or at such other address as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company or such other address as the Warrantholder may designate in writing, of this Warrant certificate, together with the form of Election to Purchase, included as Exhibit "A" hereto, duly completed and signed, and upon payment to the Company of the Exercise Price (as defined in Section 3), for the number of Warrant Shares with respect to which this Warrant is then exercised together with all taxes and governmental fees and charges applicable upon such exercise.  Payment of the aggregate Exercise Price shall be made in cash or by certified check or cashier's check drawn on a financial institution reasonably acceptable to the Company, payable to the order of the Company.  In the event the Warrantholder elects to exercise only a portion of the number of Shares of Common Stock which the Warrantholder is entitled to purchase pursuant to this Warrant, the Company shall issue a new Warrant entitling the Warrantholder to purchase the remaining number of Shares not yet exercised (the “New Warrant”); provided, however, all Shares of Common Stock purchased pursuant to this Warrant and any New Warrants must be purchased before the Termination Date.

(c)           Cashless Exercise.  If an Election to Purchase is delivered at a time when (i) the fair market value of the Common Stock is greater than the Exercise Price, (ii) a period of at least six months has passed since the Original Issue Date, and (iii) Lhada Holdings Inc. and Tanew Holdings Inc. have purchased securities from the Company, directly or indirectly, in an aggregate amount of at least $50 million, then the Warrantholder may notify the Company in an Election to Purchase of its election to utilize cashless exercise, in which event the Company shall issue to the Warrantholder the number of Warrant Shares determined as follows:

X = Y [(A - B)/A]
where:
X = the number of Warrant Shares to be issued to the Warrantholder.
Y = the number of Warrant Shares with respect to which this Warrant is being exercised.
A = the Fair Market Value
B = the Exercise Price.
For purposes hereof, “Fair Market Value” shall equal the closing price for the trading day immediately prior to (but not including) the Exercise Date; provided that if the stock is not then trading, the Fair Market Value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(d)           Share Issuance Upon Exercise.  Upon such surrender of this Warrant certificate and payment of such Exercise Price as aforesaid, the Company shall promptly thereafter issue to the Warrantholder in such name or names as the Warrantholder may designate in writing, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 5 hereof, with respect to any fractional Warrant Shares otherwise issuable upon such surrender.  Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Warrant Shares as of the close of business on the date of the surrender of this Warrant and payment of the Exercise Price, as aforesaid, notwithstanding that the certificates representing such Warrant Shares shall not actually have been delivered or that the transfer books of the Company shall then be closed.

2.           Legend On Warrant Shares.

Each certificate for Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered with the Securities Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER WITH THE COMPANY NOT TO TRANSFER, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, SUCH SHARES FOR A PERIOD ENDING ON MARCH 31, 2010.  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SHARES.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of such counsel as shall be reasonably approved by the Company, the securities represented thereby need no longer be subject to such restrictions.

3.           Exercise Price.

The price per share at which Warrant Shares shall be purchasable on the exercise of this Warrant shall be $3.50 per Share, subject to adjustment pursuant to Section 4 hereof (originally and as adjusted, the "Exercise Price").

4.           Adjustment of Exercise Price and Number of Shares.

The number of Warrant Shares issuable upon the exercise of this Warrant Certificate and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a)           Merger.  If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive upon exercise of rights herein granted, during the period specified herein and upon payment of the aggregate Exercise Price, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of the rights granted in this Warrant would have been entitled in such merger or consolidation if such rights had been exercised immediately before such merger or consolidation.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the merger or consolidation.  The Company will not effect any such merger or consolidation unless, prior to the consummation thereof, the successor corporation shall assume, by written instrument reasonably satisfactory in form and substance to the Warrantholder, the obligations of the Company under this Warrant.

(b)           Reclassification, Etc.  If the Company at any time shall, by combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification or other change.

(c)           Stock Dividends, Splits, Subdivisions or Combination of Shares.  If the Company at any time shall pay a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, split or subdivide its Common Stock, the Exercise Price shall be proportionately decreased and the number of Warrant Shares issuable pursuant to this Warrant shall be proportionately increased.  If the Company at any time shall combine or reverse split its Common Stock, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable pursuant to this Warrant shall be proportionately decreased.

(d)           Notices of Corporate Events.  If the Company (i) shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of cash, securities or other property in respect of its Common Stock, (ii) authorizes or approves any (a) capital reorganization of the Company, (b) any reclassification of the capital stock of the Company, (c) any consolidation or merger of the Company with or into another corporation, (d) any sale of all or substantially all of its assets in one or a series of related transactions or (e) any tender offer or exchange offer pursuant to which holders of the Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the Company, then the Company shall mail or cause to be mailed to each Warrantholder a notice describing the material terms and conditions of such transaction at least 20 calendar days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Warrantholder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(e)           No other Adjustments; Warrant Certificates.  Except as provided in this Section 4, no other adjustments in the Exercise Price or the number or kind of securities issuable upon exercise of this Warrant shall be made during the term of this Warrant or upon exercise of this Warrant.

Irrespective of any adjustments in the Exercise Price or the number or kind of securities issuable upon the exercise of this Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price or number or kind of securities stated in this Warrant initially issuable hereunder.

5.           Fractional Interest.

The Company shall not be required to issue fractional shares upon exercise of this Warrant but shall pay an amount of cash equal to the then current trading price, or if there is no public market, cash equal to the then fair market value of the shares as reasonably determined by the Board of Directors of the Company, multiplied by such fraction.

6.           Transfers of Warrant

(a)           Transfer, etc.  The Company shall from time to time register the transfer of this Warrant on its books and records upon surrender of this Warrant accompanied by a written instrument or instruments of transfer substantially in the form of Exhibit B attached hereto, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney or by the duly authorized agent, provided, however, that (i) the transferee be a Permitted Holder (as defined below) and (ii) the Warrantholder shall have given at least eight (5) Business Days prior notice thereof to the Company, which notice shall include the identity of the transferee.  Upon any such registration of transfer, a new Warrant shall be promptly issued to the transferee(s), in the denomination or denominations specified in such instrument of transfer, and if requested by the Warrantholder, the Company shall issue to the Warrantholder a new Warrant evidencing the portion of this Warrant not so transferred. This Warrant shall be surrendered by the Warrantholder and cancelled and disposed of by the Company. A Warrant, if properly transferred in compliance with this Section 6, may be exercised by a new holder for the receipt of shares of Common Stock without having a new Warrant issued.

For the purposes of this Warrant, the term “Permitted Holders” means the persons who are named in “Risk Factors” in the Company’s F-4 filing dated February 15, 2008 and (A) each of their spouses, parents, siblings, family members (including adopted children), lineal descendants, spouses of their lineal descendants and adopted children and/or (B) the heirs, executors, administrators, testamentary trustees and legatees and/or (C) any foundation controlled by any of the foregoing persons, any trusts for the benefit of any of the foregoing persons, any corporations controlled by the foregoing persons and any affiliates of the foregoing persons.

(b)           Transferee.  Any person in possession of this Warrant properly endorsed and, if not the original holder hereof, to whom possession was transferred in accordance with the provisions of this Section 6 is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior Warrantholder, taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

(c)           Applicable Laws.  The Company shall not be required to register any transfer of this Warrant pursuant to Section 6 hereof if such registration or transfer violates applicable laws, including applicable United States or other securities laws.

7.           No Rights as Shareholder Conferred by Warrant.

This Warrant shall not entitle the Warrantholder to any of the rights of a holder of any common stock of the Company, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise any voting rights.

8.           Notices.

Any notice given pursuant to this Warrant by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given upon (a) transmitter's confirmation of the receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or (c) the expiration of five business days after the day when mailed by certified or registered mail, return receipt requested, postage prepaid at the addresses:

If to the Company:
Par La Ville Place
14 Par La Ville Road
Hamilton HM JX
Bermuda

If to the Warrantholder, then to the address of the Warrantholder in the Company's books and records.

Each party hereto may, from time to time, change the address to which notices to it are to be transmitted, delivered or mailed hereunder by written notice in accordance herewith to the other party.

9.           General Provisions.

(a)           Successors.  All the covenants and provisions of this Warrant shall bind and inure to the benefit of the respective executors, administrators, successors and assigns of the Warrantholder and the Company.

(b)           Choice of Law.  THIS WARRANT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, PERFORMANCE, AND ENFORCEMENT, AND WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

(c)           Entire Agreement.  Except as provided herein, this Warrant, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations or agreements and other oral, written, or other communications between them concerning the subject matter of this Warrant.

(d)           Severability.  If any provision of this Warrant is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Warrant.

(e)           Captions.  The captions in this Warrant are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Warrant or the relationship of the parties, and shall not affect this Warrant or the construction of any provisions herein.

(f)           This Warrant may not be amended other than by a writing duly executed by each of the Warrantholder and the Company.

IN WITNESS WHEREOF, the Company caused this Warrant to be duly executed as of the date first above written.

EXCEL MARITIME CARRIERS LTD.

By:______________________
Title:_____________________

EXHIBIT A

NOTICE OF EXERCISE

TO:           EXCEL MARITIME CARRIERS LTD.

(1)       The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)       The Warrantholder intends that payment of the Exercise Price shall be made as (check one):

[ ]
Cash Exercise. The undersigned has paid or delivered to the Company _________, the aggregate Exercise Price for _________ shares of the Company's Common Stock purchased herewith, in full in cash or by certified or official bank check or wire transfer.

[ ]
Cashless Exercise. In exchange for the issuance of _________ shares of the Company's Common Stock, the undersigned hereby agrees to surrender the right to purchase shares of Common Stock pursuant to the cashless exercise provisions set forth in Section 1(c) of the Warrant.

(3)       Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

(4)   Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF WARRANTHOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

EXHIBIT B

EXCEL MARITIME CARRIERS LTD.

WARRANT TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the attached Warrant and appoints the Secretary of Excel Maritime Carriers Ltd. (the “Company”) as its, his or her attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:

__________________________

___________________________
(Signature must conform in all
respects to name of Warrantholder as
specified on the face of the Warrant or
on the Company’s books and records)

__________________________
Address